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          [LETTERHEAD OF HAGGAI WALLENSTEIN, DOV & CO. C.P.A. (ISR.)]

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------

As independent public accountants of Moriah Hotels Ltd., we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statement File No. 33-51023, and No. 33-55137.

                                              /s/ Haggai Wallenstein, Dov & Co.

                                                HAGGAI WALLENSTEIN, DOV & CO.

                                             Certified Public Accountants (Isr.)

Ramat-Gan, Israel

March 25, 1999